Exhibit 1A-2A.1

State of Delaware Secretar1• of State Dirlsion of Corporations Delirned 03:45 PM 01/!9i2018 FILED 03:45 PM 01119/2018 SR 20180375307 - File Number 6717677 STATE OF DELAWARE CERTIFICATE OF INCORPORATION A STOCK CORPORATION The undersigned Incorporator, desiring to form a corporation under pursuant to tl;le General Corporation Law of the. State of Delaware, hereby certifies as foll0ws: l. The name oft he. Corporation is _L_it_tle_fi_1s_h'--l, nc_._ _________ ___ 2. The Registered Office. of the corporation in the State of Delaware i.s located at 251 Uttle Falls Drive (street), in the City of Wilmingto11 ,. County of New Castle, DE Zip Code 19808 .. The name of the Registered Agent at such address upon whom process against this c9rporation may-be served is The Corporation Se,:vice Company 3. The purpose of the corporation is to engage in any lawful act or activ.ity for which corpo111tions may be organized under the General Corporation Law ,of Delaware. 4. The total amount of stock this corporation is authorized to issue is _4_0_o_o ___ _ ___ shares (number of authorized shares) with a par value of $_0_.0_1_0_00_0_0_00_0 ___ per share. 5. The name and mailing address of the incorporator are as follows: Name Martin L Horwitz Mailing Address._ __94 _·3_0_W_.O __,_ly_m_p,__ic_B_l_vd...:·•:..._4_th_Fl_o_or __ _______ _ _ _ B_e..:..ve_r"""ly H_i_lls-·',-_C_A_ _______ Zip Gode 90212. ~ ) ~ -- By: _ _ ~•~/ _ ,_:_~-;,, _________ _ c=k?orporator Name~ Martin L. Horwitz Print or Type